For Additional Information:Cary Deacon, COO, Publishing & Licensing Jim Gilbertson, Vice President and Chief Financial Officer763-535-8333 763-535-8333cdeacon@navarre.com jgilbert@navarre.com
Joyce Fleck, Vice President Marketing 763-535-8333 jfleck@navarre.com

NAVARRE CORPORATION ANNOUNCES FILING OF $110 MILLION UNIVERSAL SHELF REGISTRATION STATEMENT

MINNEAPOLIS, MN September 28, 2004 – Navarre Corporation (Nasdaq: NAVR) a leading publisher and distributor of a broad range of home entertainment and multimedia software products, today announced that it has filed a universal shelf registration statement on Form S-3 with the Securities and Exchange Commission. The universal registration statement seeks registration of an aggregate of $110 million of securities, including common stock, preferred stock, senior debt or subordinated debt.

The universal registration statement has been filed with the Securities and Exchange Commission but has not yet become effective. The securities covered by the registration statement may not be sold, nor may offers to buy be accepted prior to the time the registration statement becomes effective. Following the effectiveness of the registration statement, Navarre Corporation may periodically offer one or more of the registered securities in amounts, at prices, and on terms to be announced when, and if, the securities are offered. At the time any offering is made under the universal shelf registration statement, the offering specifics will be set out in a prospectus supplement. When available, a prospectus and prospectus supplement relating to any securities offering may be obtained from Navarre Corporation, 7400 49th Avenue North, New Hope, Minnesota 55428. Proceeds from the sale of securities registered would be used for general corporate purposes, including, supporting acquisitions and outsourcing development.

This press release is not an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction where such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Navarre Corporation
Navarre Corporation (Nasdaq: NAVR) provides distribution and related services to leading developers and retailers of home entertainment content, including PC software, audio and video titles, and interactive games. Encore, Navarre’s majority-owned subsidiary, is a leading interactive publisher in the videogame and PC CD-ROM markets. BCI Eclipse, a wholly-owned subsidiary of Navarre Corporation, is recognized as a significant provider of niche DVD/Video products. BCI Eclipse’s DVD/Video and audio collection represents exclusively licensed titles and in-house produced CD’s and DVD’s. Navarre’s client-specific delivery systems allow its product lines to be seamlessly distributed to over 18,000 retail locations throughout North America. The Company provides such value-added services as inventory management, Web-based ordering, fulfillment and marketing and EDI customer and vendor interface. Since its founding in 1983, Navarre has built a base of distribution partnerships with a broad base of leading retailers across the mass merchant, music, computer and office specialty, wholesale club and military PX channels, as well as software content developers from all categories of the industry and independent record labels encompassing all musical genres. For more information, please visit the Company’s Web site at http://www.navarre.com.

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Safe Harbor
“The statements in this press release that are not strictly historical are “forward looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbors created by these sections. The forward-looking statements are subject to risks and uncertainties and the actual results that the Company achieves may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to: the Company’s dependence upon a key employee and its Founder, namely, Eric H. Paulson, Chairman of the Board, President and Chief Executive Officer, the Company’s dependence upon a limited number of large customers that account for a significant part of its business, seasonality in its business and the fact that a large portion of the Company’s revenues have traditionally been related to the holiday selling season, the Company’s dependence on significant vendors, the Company’s dependence on financing its significant working capital needs, the Company’s dependence upon software developers and manufacturers, the Company’s ability to maintain and grow its exclusive distribution business through agreements with recording artists, potentially changing retail consumer buying patterns in the PC software market, the Company’s ability to avoid inventory return and obsolescence losses, the acquisition strategy of the Company could disrupt other business segments and/or management, tougher competition and/or new and different competition in the Company’s traditional and new markets including through different means of distribution, technological innovation in the electronic downloading of music, increased counterfeiting or low or no cost downloading could impact product sales, uncertain growth in the publishing segment, the Company’s dependence on information systems, the Company’s credit exposure due to reseller arrangements, the potential for future terrorist activities to disrupt operations or harm assets, the Company’s dependence on third-party shipping of its product, significant Company stock volatility, and the Company’s anti-takeover provision may discourage take-over attempts beneficial to shareholders. A detailed statement of risks and uncertainties is contained in the Company’s reports to the Securities and Exchange Commission, including in particular the Company’s Form 10-K for the year ended March 31, 2004. Investors and shareholders are urged to read this document carefully. The Company can offer no assurances that any projections, assumptions or forecasts made or discussed in this release, NAVARRE CORPORATION ANNOUNCES FILING OF $110 MILLION UNIVERSAL SHELF REGISTRATION STATEMENT”, dated September 28, 2004, will be met, and investors should understand the risks of investing solely due to such projections. The Company undertakes no obligation to revise any forward- looking statements in order to reflect events or circumstances that may arise after the date of this press release.

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